As filed with the Securities and Exchange Commission on October 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HYPERION SOLUTIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0277772 (I.R.S. Employer Identification No.)

1344 Crossman Avenue, Sunnyvale, CA 94089
(Address of Principal Executive Offices)

HYPERION SOLUTIONS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Godfrey Sullivan
President and Chief Executive Officer
Hyperion Solutions Corporation
1344 Crossman Avenue
Sunnyvale, California 94089
(Name and Address of Agent For Service)

(408) 744-9500
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard A. Peers
Heller Ehrman White & McAuliffe LLP
275 Middlefield Road
Menlo Park, California 94025-3506
Telephone: (650) 324-7045
Facsimile: (650) 324-0638

CALCULATION OF REGISTRATION FEE

Proposed
	Amount	Proposed Maximum	Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per Share(1)	Offering Price	Fee
Common Stock $0.001 par value	1,500,000	$39.34	$59,010,000	$7,476.57

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Hyperion Solutions Corporation on the Nasdaq National Market on October 25, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents, which have been filed by Hyperion Solutions Corporation (formerly Arbor Software Corporation) (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004;

(b)	Registrant’s Current Report on Form 8-K filed with the Commission on September 21, 2004; and;

(c)	Registrant’s Registration Statement No. 0-97098 on Form 8-A filed with the Commission on September 19, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), as amended on Form 8-A/A, dated November 3, 1995, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

     All documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law, as amended, authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 as amended (the “1933 Act.”) The Registrant’s Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification

Agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

5.1	Opinion of Heller Ehrman White & McAuliffe LLP.

10.1	Hyperion Solutions Corporation Employee Stock Purchase Plan, as amended and restated as of September 16, 2003 (incorporated by reference to the exhibits to the Registrant’s Proxy Statement filed on October 6, 2003).

23.1	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (page II-4).

Item 9. Undertakings

     A. The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on October 27, 2004.

HYPERION SOLUTIONS CORPORATION
By:	/s/ Godfrey Sullivan
Godfrey Sullivan
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Godfrey Sullivan and David Odell his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities as of October 27, 2004.

Signature	Title
/s/ Godfrey Sullivan	President and Chief Executive Officer (Principal Executive Officer)

Godfrey Sullivan

/s/ David Odell	Chief Financial Officer (Principal Financial Officer)

David Odell

/s/ William B. Dewes	Global Controller (Principal Accounting Officer)

William B. Dewes

/s/ Jeffrey R. Rodek	Director and Executive Chairman

Jeffrey R. Rodek

/s/ Henry R. Autry	Director

Henry R. Autry

/s/ Yorgen Edholm	Director

Yorgen Edholm

/s/ Gary G. Greenfield	Director

Gary G. Greenfield

/s/ Aldo Papone	Director

Aldo Papone

/s/ John Riccitiello	Director

John Riccitiello

/s/ Terry Carlitz	Director

Terry Carlitz

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Index to Exhibits

5.1	Opinion of Heller Ehrman White & McAuliffe LLP.

10.1	Hyperion Solutions Corporation Employee Stock Purchase Plan, as amended and restated as of September 16, 2003 (incorporated by reference to the exhibits to the Registrant’s Proxy Statement filed on October 6, 2003).

23.1	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (page II-4).

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